THIS AGREEMENT, AND THE SECURITIES ISSUABLE HEREUNDER (THE "SECURITIES"), HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATE OR TERRITORY. THE SECURITIES ARE BEING OFFERED AND SOLD PURSUANT TO REGULATION S OF THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT. THE SECURITIES ARE "RESTRICTED SECURITIES," AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR PURSUANT TO REGULATION S, OR PURSUANT TO OTHER AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. A HOLDER OF ANY OF THE SECURITIES MAY NOT ENGAGE IN HEDGING TRANSACTION WITH REGARD TO SUCH SECURITIES UNLESS IN COMPLIANCE WITH THE ACT.

                          SECURITIES PURCHASE AGREEMENT


ss.1.  Parties

     1.1. This Agreement is made and entered into as of June 27, 2000 (the "Effective Date"), at Toronto, Ontario, Canada, by and between eAutoclaims.com, Inc. and Thomson Kernaghan & Co. Ltd. as Agent, and the Purchasers executing this Agreement.


ss.2.  Definition and Accounting Terms

     2.1. Definitions. As used in this Agreement:

              (a) "Affiliate" means any Person (i) that directly or indirectly controls, or is controlled by, or is under common control with another Person or a subsidiary of such other Person; or (ii) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of another Person or a subsidiary of such other Person; or (iii) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by another Person or a subsidiary of such other Person.

              (b) "Agent" means Thomson Kernaghan & Col. Ltd., a corporation incorporated under the laws of Ontario, for itself and as agent for the Purchasers.

              (c)  "Agent's  Fee" shall have the meaning  ascribed in  paragraph
10.12 of this Agreement.

              (d) "Agent's Principal Office" means the Agent's principal office at 365 Bay Street, Toronto, Ontario M5H 2V2.

              (e)  "Agent's   Warrants"  shall  have  the  meaning  ascribed  in
paragraph 6.2(a) of this Agreement.

              (f) "Agreement" means this Securities Purchase Agreement, as amended, supplemented or modified from time to time.

              (g) "Capital Lease" means all leases that have been or should be capitalized on the books of the lessee in accordance with GAAP.

              (h) "Certificate of Designations" shall mean the Company's certificate of designations of the rights and preferences of the Series A Convertible Preferred Stock, in the form set forth in Exhibit A-1 to this Agreement.

              (i) "Closing Bid Price" shall mean the closing bid price of the Common Stock on a Trading Day reported by Bloomburg L.P.

              (j) "Closing Date" means, August __, 2000, with respect to the initial sale of Preferred Shares pursuant to this Agreement.

              (k)  "Code"  means  the U.S.  Internal  Revenue  Code of 1986,  as
     amended   from   time  to  time,   and  the   regulations   and   published
     interpretations thereof.

              (l) "Collateral" means all property that is subject to the Lien granted by the Security Agreement;

              (m) "Collateral Shares" shall have the meaning ascribed in paragraph 3.6 of this Agreement.

              (n) "Common Stock" means the Company's common stock, U.S.$.001 par value.

              (o) "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Company, within the meaning of Section 414(b) or 414(c) of the Code.

              (p)   "Company"   means   eAutoclaims.com,   Inc.,  a  corporation
     incorporated under the laws of the U.S. state of Nevada.

              (q) "Control" (whether or not capitalized) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

              (r) "Conversion Shares" means the shares of Common Stock into which the Preferred Shares are convertible.

              (s) "Debt" means (i) indebtedness or liability for borrowed money;
     (ii) obligations evidenced by bonds, Preferred Shares, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations under Capital Leases; (v) obligations under letters of credit; (vi) obligations under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (viii) all obligations secured by any Liens, whether or not the obligations have been assumed.

              (t) "Default" means any of the events specified in paragraph 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

              (u) "EDGAR" means the computer system maintained by the SEC for the receipt, acceptance, review and dissemination of documents submitted to it in electronic format.

              (v) "Effective Date" means the date set forth in paragraph 1.1 of this Agreement.

              (x)  "Escrow   Agreement"  shall  have  the  meaning  ascribed  in
paragraph 6.2(d) of this Agreement.

              (y) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

              (z)  "Event of  Default"  means  any of the  events  specified  in
     Section 9.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              (aa) "Exchange Act" means the United States of America. Securities Exchange Act of 1934, as amended.

              (bb) "GAAP" means generally accepted accounting principles in the U.S.

              (cc)  "Holder" mean the holder of a Preferred Share.

              (dd) "Purchasers' Warrants" shall have the meaning ascribed in paragraph 6.2(a) of this Agreement.

              (ee) "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement, charge or similar notice under the law of any jurisdiction to evidence any of the foregoing.

              (ff)  Multiemployer Plan" means a Plan described in
     Section 4001(a)(3) of ERISA.

              (ee) "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              (ff) "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

              (gg) "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

              (hh) "Preferred Shares" means the Company's Series A Convertible Preferred Stock described in the Certificate of Designations.

              (ii) "Prohibited  Transaction"  means any transaction set forth in
     Section 406 of ERISA or Section 4975 of the Code.

              (jj) "Purchase Price" means, with respect to the Preferred Shares, an amount equal to the "Liquidation Preference" ($5,000) of each share set forth in the Certificate of Designations.

              (kk) "Purchaser" means each Person that executes a signature page of this Agreement as a Purchaser.

              (ll) "Registration Rights Agreement" shall have the meaning ascribed in paragraph 6.2(c) of this Agreement.

              (mm)  "Reportable Event" means any of the events set forth in
     Section 4043 of ERISA.

              (nn)  "SEC" means the U.S. Securities and Exchange Commission.

              (oo) "SEC Documents" means all forms, statements, reports and other documents and information that the Company has filed and in the future may file with the SEC.

              (pp) "Securities Act" means the U.S. Securities Act of 1933, as amended.

              (qq)   "Security   Agreement"   means  a  Security   Agreement  in
     substantially the form of Exhibit B to be delivered by the Company under the terms of this Agreement.

              (rr) "Subsidiary" means a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of that corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Company.

              (ss) "Termination Date" means the date on which the Company files a registration statement as described in the Registration Rights Agreement.

              (tt) "Trading Day" means any day, other than a Saturday or Sunday, on which the New York Stock Exchange is open for business.

              (uu) "Transaction Documents" means this Agreement, the Preferred Shares, the Purchasers' Warrants, the Agent's Warrant, and the Registration Rights Agreement.

              (vv)  "U.S." means the United States of America.

              (ww) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

              (xx) "Warrants" means the Purchasers' Warrants and the Agent's Warrants.

         2.2. Singular and Plural Terms. As used in this Agreement, terms defined in the singular have the same meaning when used in the plural, and terms defined in the plural have the same meaning when used in the singular.

         2.3. Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP except that, unless audited financial statements are specifically required by this Agreement, such financial date need not be audited.

         2.4. Currency. All currency described or otherwise referred to in the Transaction Documents is the currency of the United States of America.


ss.3.  Purchase and Sale of Securities

         3.1. Preferred Shares Purchase. The Company agrees to sell to each Purchaser, and each Purchaser severally (and not jointly) agrees on the terms and conditions set forth in this Agreement to purchase from the Company the number of Preferred Shares set forth after such Purchaser's name on the signature pages to this Agreement. The Company agrees to sell up to five hundred
(500) Preferred Shares during the period from the date of this Agreement up to but not including the Termination Date. The Company is not obligated to sell any Preferred Shares unless not less than two hundred (200) Preferred Shares are sold. The Purchase Price for each Preferred Share shall be an amount equal to its Liquidation Preference ($5,000) as set forth in the Certificate of Designations.

         (a) Initial Purchase. On the date that the Company executes this Agreement (the "Initial Closing Date"), each Purchaser shall purchase the number of Preferred Shares set forth after its signature on the signature page of this Agreement. The Company hereby acknowledges that on the Effective Date the Agent advanced and delivered to the Company the sum of U.S.$500,000 as an advance on the purchase price of 200 Preferred Shares.

         (b) Subsequent Purchases. The Purchasers may, in their sole and absolute discretion, up to but not including the Termination Date, purchase additional Preferred Shares, but the Purchasers shall be under no obligation to do so. The Company shall give the Agent at least ten (10) Trading Days' notice of any request for the sale of additional Preferred Shares, specifying the date and amount thereof. If the Company does not receive written notice from the Agent within five (5) Trading Days that the Purchasers have agreed to purchase additional Preferred Shares, then the Purchasers shall be deemed to have denied that request.

         3.2. Notice and Manner of Purchase. The Company shall give the Agent written wiring instructions for the disbursement of proceeds from the sale of the Preferred Shares, specifying the name, address and ABA routing number for the Bank, and the Company's account number to be credited with the Purchase of Preferred Shares proceeds.

         3.3. Dividends. The Company shall pay dividends on the outstanding Preferred Shares at the rate and times, and in the manner, specified in the Certificate of Designations.

         3.4. The Preferred Shares. The certificates for the Preferred Shares shall be in substantially the form of Exhibit A-2 attached to this Agreement with blanks appropriately filled in, registered in either the Agent's name, as nominee, or in the name of the Purchaser, as the Agent shall specify. The Preferred Shares evidencing the Initial Purchase of Preferred Shares are referred to as the "Initial Preferred Shares." The Preferred Shares shall be convertible into Common Stock on the terms set forth in the Certificate of Designations.

         3.5. Redemption. The Company shallnot have the rightor power to redeem the Preferred Shares,either in whole or in part.

         3.6. Collateral. As security for the Company's prompt and full performance of its obligations under this Agreement and the other Transaction Documents, the Company shall issue, assign, pledge and deliver to the Agent, for the benefit of the Agent and the Purchasers, Two Hundred Twenty Five Thousand shares of Common Stock ("Collateral Shares") for each 200 Preferred Shares or portion thereof issued and outstanding pursuant to this Agreement.

         3.7. Method of Payment. The Company shall make each payment required by the terms of this Agreement or the Certificate of Designations at the Agent's Principal Office not later than 2:00 P.M., Toronto time on the date when due in lawful U.S. currency and in immediately available funds. Whenever any payment is required to be made under this Agreement or under the Preferred Shares shall be stated to be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day, and such extension of time shall in such case be included in the computation of dividends due on the Preferred Shares.

         3.8. Use of Proceeds. The Company shall use the proceeds of the sale of the Preferred Shares solely for the following purposes: (a) to pay the Agent's Fee; (b) to pay the fees and expenses of the Agent's counsel and Company counsel in the negotiation and preparation of this Agreement; and (c) for the Company's working capital purposes. The Company hereby authorizes the Agent to withhold the amounts necessary to pay the Agent's Fee and such fees and expenses of its counsel from the proceeds of the sale of the Preferred Shares.


ss.4.  Conditions Precedent.

         4.1. Condition Precedent to Initial Purchase. The obligation of the Purchasers to make the initial purchase of Preferred Shares is subject to the condition precedent that the Agent shall have received on or before the Closing Day of the purchase each of the following, in form and substance satisfactory to the Agent and its counsel:

               (a) Preferred Shares. Certificates for the Preferred Shares being purchased, duly executed by the Company;

               (b) Security Agreement. The Security Agreement and Collateral Shares.

              (b) Evidence of all corporate action by the Company. Certified (as of the Closing Date) copies of all corporate action taken by the Company, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Transaction Documents and each other document to be delivered pursuant to this Agreement;

              (d) Incumbency and signature certificate of the Company. A certificate (dated as of the Closing Date) of the Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Transaction Documents and any other documents to be delivered by the Company under this Agreement;

              (e)  Purchasers'   Warrants.   A  Purchasers'   Warrant  for  each
Purchaser;

              (f) Agent's Warrant.  The Agent's Warrant;

              (g) Registration Rights Agreement. The Registration Rights Agreement; and

              (i) Opinion of counsel for the Company. A favorable opinion of counsel for the Company, in substantially the form of Exhibit C hereto, and as to such other matters as the Agent may reasonably request.

         4.2. Conditions Precedent to the Purchase of all Preferred Shares. Any obligation of the Purchasers to purchase Preferred Shares (including the initial purchase) shall be subject to the further conditions precedent that on the date of each such Purchase of Preferred Shares:

              (a) The following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Company, dated the Closing Date of such purchase, stating that (i) the representations and warranties contained in Section 5.1 of this Agreement, and in Section 4.01 of the Security Agreement are correct on and as of the Closing Date of such purchase as though made on and as of such date; and
     (ii) no Default or Event of Default has occurred and is continuing, or would result from such purchase;

              (b) The Agent shall have received a detailed statement specifying how the Company will use the proceeds from the purchase, reasonably satisfactory to the Agent, certified by the Company's chief financial officer and chief executive officer;

              (c) The Agent shall have received Preferred Shares and Purchasers' Warrants with respect to the Purchase of Preferred Shares and

              (d) The Agent shall have received such other approvals, opinions, or documents as the Agent may reasonably request.


ss.5.  Representations and Warranties.

         5.1. Company's Representations and Warranties. The Company represents and warrants to the Purchasers that:

              (a) Incorporation, Good Standing, and Due Qualification. Except as set forth in Schedule 5.1(a), the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged and proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required. The Company has no Subsidiaries.

              (b) Capitalization. The capital stock of the Company consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. No shares of prefered stock have been issued prior to the transactions contemplated by this Agreement. Schedule 5.1(b) sets forth the current capitalization of the Company.

              (c) Corporate  Power and Authority.  The  execution,  delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) contravene its charter or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or any Subsidiary; (iv) result in a breach of or constitute a default under any indenture or purchase of Preferred Shares or credit agreement or any other agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its properties may be bound or affected; (v) except as provided in this Agreement, result in or require the creation or imposition of any Lien upon or with respect to any to the properties now owned or hereafter acquired by the Company or any Subsidiary; and (vi) cause the Company to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or any such indenture, agreement, lease or instrument to which it is subject.

              (d) Legally Enforceable Agreement. This Agreement is, and each of the other Transaction Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and other equitable remedies.

              (e) Financial Statements. Each financial statement of the Company contained in the SEC Documents filed as of the Effective Date is complete and correct, and fairly presents the financial condition of the Company and its Subsidiaries as at the dates set forth therein and the results of the operations of the Company and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements). Since July 31, 2000, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Company or any Subsidiary. There are no liabilities of the Company or any Subsidiary, fixed or contingent, which are material but are not reflected in the SEC Documents publicly available on EDGAR, other than liabilities arising in the ordinary course of business since July 31, 2000.

              (f) Full Disclosure. No SEC Document filed as of the Effective Date, and no information, exhibit or report furnished by the Company to the Agent or any Purchaser in connection with the negotiation of this Agreement (including any schedule or exhibit attached hereto) contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

              (g) Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business properties or the operation of the Company or such Subsidiary.

              (h) Other  Agreements.  Except  as set forth in the SEC  Documents publicly available on EDGAR or on Schedule 5.1 (h), neither the Company nor any Subsidiary is a party to any indenture, purchase of Preferred Shares, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Company or such Subsidiary, or on the Company's ability to perform its obligations under the Transaction Documents. Neither the Company nor any Subsidiary is in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

              (i) Litigation. Except as set forth in the SEC Documents publicly available on EDGAR or on Schedule 5.1(i), there is no pending or threatened action or proceeding against or affecting the Company or any Subsidiary before any court, governmental agency, or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Company or such Subsidiary, or the ability of the Company to perform its obligations under the Transaction Documents.

              (j) No Defaults on Outstanding Judgments or Orders. Each of the Company and its Subsidiaries has satisfied all judgments (if any), and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

              (k) Ownership and Liens. Except as set forth in the SEC Documents or Schedule 5.1(k), each of the Company and its Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including without limitation, all patents, trademarks and other intellectual property, and including the properties and assets and leasehold interest reflected in the financial statements referred to in paragraph 5.1(e) of this Agreement (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Company or any Subsidiary, and none of its leasehold interests, is subject to any Lien, except such as may be permitted pursuant to paragraph 7.1(a) of this Agreement.

              (l) ERISA. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Company and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Company nor the Parent nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

              (m) Operation of Business. The Company and its Subsidiaries possess all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Company nor any Subsidiary is in violation of any valid rights of others with respect to any of the foregoing.

              (n) Taxes. The Company and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon due and payable as of the date hereof, including any interest and penalties.

              (o) Debt. Schedule 5.1(o) is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in the SEC Documents or Schedule 5.1(o).

              (p) Environment. The Company and it Subsidiaries have duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Neither the Company nor any Subsidiary has received notice of, nor knows of, or suspects facts which might constitute any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate, or approval listed in Schedule 5.1(p), there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils; or any improvements located thereon; (3) surface water or groundwater; or
     (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of the Company and its Subsidiaries are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste; or (6) other environmental, health, or safety matters affecting the Company or its business, operations, assets, equipment, property, leaseholds, or other facilities. Neither the Company nor its Subsidiaries have any indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal) which is not shown on Schedule 5.1(p).

              (q) Registration and Listing of Common Stock. The Company is a reporting company and has continuously been a reporting company since August, 1986. The Common Stock is registered under the Exchange Act and listed on the OTC Bulletin Board. Since June , 2000, the Company has filed in an timely manner all SEC Documents required of it by the ExchangeAct, the rules and regulations of the SEC, and the rules and regulations of the OTC Bulletin Board.

              (r) No U.S. Offering. The Company has not offered any of the Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares to a U.S. Person (as defined in SEC Rule 902(k)) or to a person in the United States.

              (s) Offshore Transaction. The negotiations for and the issuance of the Preferred Shares and the Warrants to the Agent has been made in an offshore transaction as defined in SEC Rule 902(h).

              (t) No Directed Selling Efforts. The Company has not engaged in any directed selling efforts, as defined in SEC Rule 902(c), with respect to the Preferred Shares and the Warrants.

              (u) Category 3 Securities. The Company has complied with all of the conditions required of it under SEC Rules 903(a) and (b)(3) with respect to the issuance of the Preferred Shares and Warrants.

              (v) Exemption of Preferred Shares and Warrants from Registration. The Company's issuance of the Preferred Shares and the Warrants is exempt from the registration requirements of Section 5 of theSecurities Act pursuant to the provisions of Section 4(2)of the Act and SEC Regulation S.

         5.2.  Purchasers'   Representations  and  Warranties.   Each  Purchaser
severally represents and warrants to the Company, only with respect to itself that:

              (a) Accredited Investor. It is an accredited investor as that term is defined in Rule 501(a)(3) of Regulation D of the SEC.

              (b) Non-U. S. Persons. It is not a U.S. Person as defined in SEC Rule 902(k).

              (c) It has complied with all of the conditions required of it by SEC Regulation S and SEC Rule 903(b)(3) to be complied with by it in connection with the transactions contemplated by this Agreement.

         5.3. Agent's Representations and Warranties. The Agent represents and warrants to the Company that:

              (a) It has not offered any Preferred Shares to any U.S. Person, or to any Person that is not an accredited investor.

              (b) It has complied with all of the conditions required of it by SEC Regulation S and SEC Rules 903(a) and (b)(3) to be complied with by it in connection with the transactions contemplated by this Agreement


ss.6.  Affirmative Covenants.

         6.1. Financial and Operational Covenants. So long as any of the Preferred Shares shall remain unpaid or unconverted,and until all of the Warrants have been fully exe the Company will:

              (a) Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

              (b) Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all material financial transactions of the Company and each Subsidiary.

              (c) Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

              (d) Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

              (e) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from its coverage.

              (f) Compliance With Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, codes, regulations, rules, ordinances and orders, including without limitation paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

              (g) Right of Inspection. At any reasonable time and from time to time, permit the Agent or any Purchaser, or any of their agents or representatives, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss its affairs, finances and accounts with any of its officers, directors and independent accountants.

              (h) Reporting Requirements. Furnish to the Agent at the times specified below, so long as the dissemination of such information to the Agent at such times complies with the rules and regulations of the SEC then in force, otherwise delivery will be made as soon as practicable after SEC rules and regulations authorize such delivery:

                  (i) Quarterly Financial Statements. The Company's reports on Form 10-Q or 10-QSB contemporaneously with their filing with the SEC.

                  (ii) Annual Financial Statements. The Company's annual reports on Form 10-K or 10-KSB contemporaneously with their filing with the SEC.

                  (iii) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Company or any Subsidiary by independent accountants in connection with their examination of the financial statements of the Company.

                  (iv) Certificate of No Default. Within twenty-five (25) days after the end of each month a certificate of the Company's chief financial officer certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto.

                  (v) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality (domestic or foreign) or arbitrator, affecting the Company, which, if determined adversely to the Company, could have a material adverse effect on the financial condition, properties or operations of the Company.

                  (vi) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each material Default or material Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Company with respect thereto.

                  (vii) ERISA reports. As soon as possible, and in any event within thirty (30) days after the Company knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Company or any Commonly Controlled Entity, and promptly but in any event within two (2) Trading Days of receipt by the Company or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Trading Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Company or any Commonly Controlled Entity, the Company will deliver to the Agent a certificate of the chief financial officer of the Company setting forth all relevant details and the action which the Company proposes to take with respect thereto.

                  (vii) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by the Company or any Subsidiary to any other party pursuant to the terms of any indenture, purchase of Preferred Shares, credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this Agreement.

                  (viii) Other Regulatory Reports and Filings. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Company or any Subsidiary sends to its shareholders, and copies of all regular, periodic and special reports, and all registration statements that the Company files with the securities regulatory authorities of any country, province or state, or with any securities exchange.

                  (ix) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Company as the Agent or any Purchaser may from time to time reasonably request.

              (i) Environment, Health and Safety. Be and remain, and cause each Subsidiary to be and remain, in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Agent immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Agent immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit the Agent to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at the Agent's request, and at the Company's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Agent, and such other and further assurances reasonably satisfactory to the Agent that the condition has been corrected.

              (j) The Company's Reporting and Listing Status. The Company shall be and remain a reporting company under the Exchange Act, and shall file in a timely manner all SEC Documents required by the Exchange Act or SEC regulations to be filed by a reporting company; and the Company shall cause its Common Stock to continuously be quoted on the OTC Bulletin Board, listed on a Nasdaq market, or national securities exchange. The Company shall apply for listing on the Nasdaq Small Cap Market as soon as it meets the published requirements for listing thereon.

     6.2. Additional Covenants. The Company hereby further covenants and agrees with the Agent that:

              (a) Warrants. Contemporaneously with the execution of this Agreement, the Company (i) shall issue and deliver to each Purchaser a warrant in the form of Exhibit D hereto (each a "Purchasers' Warrant") to purchase the number of shares of Common Stock determined by dividing thirty percent (30%) of the principal amount of the Initial Preferred Shares issued to that Purchaser by 130% of the Closing Bid Price on the Trading Day immediately preceding the Closing Date (the "Warrant Exercise Price"); and (ii) shall issue and deliver to the Agent a warrant in the form of Exhibit E hereto (the "Agent's Warrant") to purchase 10% of the number of shares of Common Stock into which the Initial Preferred Shares would be convertible if the Conversion Date were the Closing Date, at an exercise price of $4.50 per share. Contemporaneously with the delivery of any additional Preferred Shares under this Agreement, the Company shall (i) issue and deliver to each Purchaser making a purchase of Preferred Shares, an additional Purchasers' Warrant to purchase the number of shares of Common Stock determined by dividing thirty percent (30%) of the principal amount of the Preferred Share issued to that Purchaser by the Warrant Exercise Price, and (ii) shall issue and deliver to the Agent an additional Agent's Warrant to purchase 10% of the number of shares of Common Stock into which those Preferred Shares would be convertible if the Conversion Date were the date on which those Preferred Shares were being issued.

              (b) Adequate Available Shares of Common Stock. The Company shall at all times keep an adequate number of duly authorized shares of Common Stock reserved and available for issuance upon the conversion of Preferred Shares and the exercise of Warrants. If at any time the Company does not have such an adequate number of shares of Common Stock reserved and available for issuance, then the Company shall immediately call and within 30 days hold a special meeting of its shareholders for the sole purpose of increasing the number of the Company's authorized shares of Common Stock. The Company shall cause its directors, officers, and employees who are holders of Common Stock to vote their shares in favor of such increase in the Company's number of authorized shares of Common Stock.

              (c) Registration of Common Stock Underlying Preferred Shares and Warrants. Contemporaneously with the execution of this Agreement, the Company shall execute and deliver to the Agent a registration rights agreement in the form of Exhibit F hereto. (the "Registration Rights Agreement"). The Company shall register the shares of Common Stock issuance upon conversion of Preferred Stock and pursuant to the warrants in accordance with the provisions of the Registration Rights Agreement.

         6.3. The Purchasers' and Agent's Covenants. The Purchasers' and the Agent severally agree (i) not to offer, sell or otherwise dispose of any securities issued to them respectively, except in compliance with the provisions of Regulation S, or pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration; and (ii) not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.


ss.7.  Negative Covenants.

         7.1. So long as any of the Preferred Shares remains unpaid, or the Agent shall be obligated to make Purchase of Preferred Shares under this Agreement, the Company will not:

              (a) Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (1)  Liens in favor of the Purchasers;

                  (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                  (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (6)  Liens  disclosed  in the  SEC  Documents  or on  Schedule
5.1(o);

                  (7) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

                  (9) Liens securing obligations of a Subsidiary to the Company or another Subsidiary

              (b) Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

                  (1) Debt of the Company under this Agreement or with respect to the Preferred Shares;

                  (2) Debt described in the SEC Documents or Schedule 5.1(o), but no voluntary prepayments, renewals, extensions, refinancings, or increases in the amounts thereof;

                  (3) Debt of the Company subordinated on terms satisfactory to the Agent and consistent with to the Company's obligations under this Agreement and the Preferred Shares;

                  (4) Debt of the Company to any Subsidiary or of any Subsidiary to the Company or another Subsidiary; and

                  (5) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than ten (10) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

              (c) Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, and the Company shall not permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Company, and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

              (d) Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any material obligation as lessee for the rental or hire of any real or personal property, except: (i) Capital Leases created pursuant to existing lease financing agreements disclosed in the SEC Documents or on Schedule 5.1(o);
     (ii) leases existing on the date of this Agreement and any extensions or renewals thereof; (iii) leases between the Company and any Subsidiary or between any Subsidiaries; and (iv) leases necessary to carry on the normal business operations of the Company.

              (e) Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

              (f) Dividends. Except with respect to the Preferred Stock declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Company or another Subsidiary.

              (g) Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interests), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Company.

              (h) Investments. (i) Make, or permit any Subsidiary to make, any purchase of Preferred Shares or advance to any Person, or (ii) purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except: (1) direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;
     (2) commercial paper of a domestic issuer rated at least "A_1" by Standard & Poor's Corporation or "P_1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One Hundred Million U.S. Dollars (US$100,000,000); and (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary.

              (i) Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

              (j) Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person who is not an Affiliate.

              (k) Capital Expenditures. Purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any material capital assets, without the Agent's prior written consent.

              (l) Issue Securities. Issue, or permit any Subsidiary to issue, any common stock or other equity securities, or any other stock, option, warrant, right or other instrument that is convertible into or exercisable or exchangeable for common stock or other equity securities, except for (i) securities issued pursuant to, or as contemplated by, this Agreement, (ii) securities of a Subsidiary that are issued to the Company; and (iii) securities sold and options granted to directors, officers and employees of the Company pursuant to bona fide employee benefit plans; provided, however, that the Company may issue such securities with the prior written consent of the Purchasers, which consent the Purchasers agree not to unreasonably withhold.


ss.9.  Events of Default

         9.1.  Events of Default. If any of the following events shall occur:

              (a) The Company should fail to pay any sums due the Agent or any Purchaser under this Agreement or any other Transaction Document by or within 10 days after the date that it is due and payable;

              (b) Any representation or warranty made or deemed made by the Company in this Agreement or any other Transaction Document, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Transaction Document, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

              (c) The Company shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or any other Transaction Document to be performed or observed by it ;

              (d) The Company or any Subsidiary shall (i) fail to pay any indebtedness for borrowed money) of the Company or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (e) The Company or any Subsidiary (i) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more; or (v) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more;

              (f) One or more judgments, decrees, or orders for the payment of money shall be rendered against the Company or any Subsidiary and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, appealed or stayed;

              (g) The Security Agreement shall at any time after its execution and delivery and for any reason cease (i) to create a valid and perfected security interest in and to the property purported to be subject to such Security Agreement, and in the priority disclosed on Schedule 5.1(o); or
     (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Company, or the Company shall deny it has any further liability or obligation under the Security Agreement, or the Company shall fail to perform any of its material obligations under the Security Agreement;

              (h) Any of the following events shall occur or exist with respect to the Company or any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Company to any tax, penalty, or other liability which in the aggregate may exceed Ten Thousand Dollars ($10,000); or

              (i) If the Agent receives its first notice of a hazardous discharge or an environmental complaint regarding the Company or a Subsidiary from a source other than the Company, and the Agent does not receive notice (which may be given in oral form, provided same is followed with all due dispatch by written notice given by Certified Mail, Return Receipt Requested) of such hazardous discharge or environmental complaint from the Company within twenty-four (24) hours of the time the Agent first receives said notice from a source other than the Company; or if any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Company or a Subsidiary by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Company, a Subsidiary, or its respective assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within five (5) Trading Days of the occurrence giving rise to the claim, (i) the Company can prove to the Agent's satisfaction that the Company has commenced and is diligently pursuing either: (a) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (b) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) Trading Days of the occurrence giving rise to the claim and the injunction, order, or emergent relief is not thereafter resolved or reversed on appeal; and (ii) in either of the foregoing events, the Company has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Agent and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

              (j) A change of Control of the Company or any  Subsidiary  occurs,
     including   without   limitation   any  Person  shall  acquire   securities
     representing 25% or more of the voting securities of the Company;

then, and in any such event, the Agent may, by notice to the Company, (i) declare it obligations and those of the Purchasers under this Agreement to be terminated, whereupon the same shall forthwith terminate, and (ii) declare any and all amounts payable under this Agreement and any Transaction Document to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company.

         9.2. Agent's Right to Setoff. Upon the occurrence and during the continuance of any Event of Default, the Agent is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all funds, deposits and accounts at any time held and other indebtedness at any time owing by the Agent to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Transaction Document, irrespective of whether or not the Agent shall have made any demand under this Agreement or such other Transaction Document and although such obligations may be unmatured. The Agent agrees promptly to notify the Company after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent under this Section 9.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Agent may have.

ss.10.  Miscellaneous.

         10.1. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Transaction Document to which the Company is a party, nor consent to any departure by the Company from any Transaction Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10.2. Notices, Etc. All notices given under this Agreement and under the other Transaction Documents shall be in writing, addressed to the parties as set forth below, or to such other address as a party may specify by notice given in accordance with this paragraph, and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipient's time, otherwise it is effective the next day, or (iii) on the second Trading Day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):

       If to the Agent:

     Thomson Kernaghan & Co. Ltd.
     365 Bay Street
     Toronto, Ontario M5H 2V2
     Attention: Mr. Gregg Badger, Sr. V.P.
     Facsimile No. (416) 860-6352

      If to the Company:

     eAutoclaims.com, Inc.
     2708 Alternate 19 North
     Suite 507
     Palm Harbor, Florida 34683
     Attention: Eric W. J. Seidel, President
     Facsimile No. (727) 781-8425

      If to the Purchasers

     c/o Thomson Kernaghan & Co. Ltd.
         as Agent
     365 Bay Street
     Toronto, Ontario M5H 2V2
     Attention: Mr. Gregg Badger, Sr. V.P.
         Facsimile No. (416) 860-6352

     With a copy (that does not constitute
               notice) to:
     Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
     911 Chestnut Street, P.O. Box 1368
     Clearwater, Florida 33757-1368
     Attention: Michael T. Cronin

     In either case, with a copy (that does not
         constitute notice) to:
     John M. Mann
     Attorney at Law
     1330 Post Oak Boulevard, Suite 2800
     Houston, Texas 77056-3060
     Facsimile No. (713) 622-7185


         10.3. No Waiver. No failure or delay on the part of the Agent or any Purchaser in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

         10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the Purchasers and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under any Transaction Document to which the Company is a party without the prior written consent of the Agent and the Purchasers.

         10.5 Costs, Expenses, and Taxes. The Company agrees to pay on demand all costs and expenses incurred by the Agent and the Purchasers in connection with the preparation, execution, delivery, filing, and administration of the Transaction Documents, and of any amendment, modification, or supplement to the Transaction Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with advising the Agent or the Purchasers as to theirs rights and responsibilities hereunder. The Company also agrees to pay all such costs and expenses, including court costs, incurred in connection with construction or enforcement of the Transaction Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Transaction Documents and the other documents to be delivered under any such Transaction Documents, and agree to hold the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
This provision shall survive termination of this Agreement.

         10.6. Integration. This Agreement and the Transaction Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

         10.7. Indemnity. The Company shall defend, protect, indemnify, and hold harmless the Agent and each Purchaser, and all of their respective officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other Transaction Document, or any other certificate, instrument, or document contemplated hereby or thereby; or (b) any breach of any covenant, agreement, or obligation of the Company contained in this Agreement or any other Transaction Document; or (c) the activities of the Company or any Subsidiary, each of their respective predecessors in interest or third parties with whom they or any of them have or had a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person; or (d) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or any Transaction Document, or any other instrument, document, or agreement executed pursuant hereto or thereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Purchase of Preferred Shares or from the exercise of the Warrants, or the status of the Agent or any Purchaser or holder of any of the Preferred Shares, Warrants, Conversion Shares or Warrant Shares, or as a stockholder in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. This indemnity shall survive termination of this Agreement.

         10.8. Governing Law. This Agreement and the Preferred Share shall be governed by, and construed in accordance with, the laws of the Province of Ontario, Canada; provided, however, if any provision of this Agreement is unenforceable under Ontario law, but is enforceable under the laws of the U.S. State of Florida, then Florida law shall govern the construction and enforcement of that provision.

         10.9. Severability of Provisions. Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction (after applying the provisions of paragraph 10.8 of this Agreement to that provision) shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Transaction Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         10.10 Headings. Section and paragraph headings in the Transaction Documents are included for the convenience of reference only and shall not constitute a part of the applicable Transaction Documents for any other purpose.

                10.11. Dispute Resolution. The parties agree that the courts of the Province of Ontario, Canada, shall have jurisdiction and venue for the adjudication of any civil action between or among any of them arising out of relating to this Agreement or any other Transaction Document. The parties hereby irrevocably consent to such jurisdiction and venue, and hereby irrevocably waive any claim of forum non conveniens or right to change venue.

         10.12. Agent's Fee. In addition to the Agent's Warrant, the Company shall pay Thomson Kernaghan & Co. Limited a fee for its services as Agent (the "Agent's Fee") in an amount equal to ten percent (10%) of the aggregate principal amount of all Purchase of Preferred Shares, payable pro rata upon the disbursement of each Purchase of Preferred Shares.



                            [Signature pages follow]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the Effective Date.


The Agent:

Thomson Kernaghan & Co. Ltd.


By ________________________________
Name ______________________________
Title _______________________________
Date signed _________________________

The Company:

eAutoclaims.com, INC.


By ________________________________
Name ______________________________
Title _______________________________
Date signed _________________________


The Purchasers:

By ________________________________
Name ______________________________
Title _______________________________
Date signed _________________________

By ________________________________
Name ______________________________
Title _______________________________
Date signed _________________________

                                   EXHIBIT A-1
                           CERTIFICATE OF DESIGNATIONS

                                   EXHIBIT A-2
                  FORM OF SERIES A PREFERRED SHARE CERTIFICATE

                                    EXHIBIT B
                               SECURITY AGREEMENT

                                    EXHIBIT C
                          OPINION OF COMPANY'S COUNSEL
        [JOHNSON, BLAKELY, POPE, BOKOR, RUPPELL & BURNS, P.A. TO PROVIDE]

                                    EXHIBIT D
                               PURCHASERS' WARRANT

                                    EXHIBIT E
                                 AGENT'S WARRANT

                                    EXHIBIT F
                          REGISTRATION RIGHTS AGREEMENT

                                 SCHEDULE 5.1(a)

     The Company is currently in the process of registering as a foreign corporation authorized to transact business in the State of Florida.

                                 SCHEDULE 5.1(d)

     The Company makes no representations or warranties regarding enforceability of any of the Transaction Documents under the laws of any jurisdiction other than the U.S.

                                 SCHEDULE 5.1(e)

1. The Company makes no representation or warranty regarding the financial statements or SEC Documents prior to and through the Form 10-QSB for the period ended April 31, 2000.

2. The Company is in the process of updating the SEC filings and to date has filed the following Form 8-K's:

              Filed:   July 5, 2000
                       July 25, 2000
                       August 8, 2000

3. All SEC Documents and financial statements are subject to updating and adjustment for the Form 10-KSB relating to the fiscal year ending July 31, 2000.

                                 SCHEDULE 5.1(f)

1.   See Schedule 5.1(e)

     2. The SEC Documents filed to date do not contain a full and complete description of the operations of the Company to reflect the business of the Company after its merger with Transformation Processing, Inc. ("TI") or and acquisition of Premier in conformity with the rules and regulations of the SEC. The Company intends to file a Form 10-KSB for the fiscal year ended July 31, 2000 in accordance with the rules and regulations of the SEC.

                                 SCHEDULE 5.1(i)

                                      None

                                 SCHEDULE 5.1(k)

1. Liabilities and debts as described in the SEC Documents.

2. See the attached loan and debt schedule.

3. Loans and other credit arrangements that may be entered into with commercial lending institutions on an arms length basis and which may grant a security interest in the Company's assets.

                                 SCHEDULE 5.1(m)

                  See the attached correspondence from counsel regarding domain name infringement allegations.

     The Company has not obtained a registered trademark or tradename for "eautoclaims.com".

                                                           SCHEDULE 5.1(o)

     See SEC Documents

     See attached schedule